Exhibit 10.17

EXECUTION COPY

REORGANIZATION AGREEMENT

Dated as of July 13, 2007

by and among

GENPACT LIMITED,

GENPACT GLOBAL (LUX) S.A.R.L.,

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.

and

THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

i

ii

SCHEDULES

Schedule I	GGL Shareholders
Schedule II	GGH Shareholders

EXHIBITS

Exhibit A	Form of Amendment to Tax Matters Agreement
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C	Form of Bye-laws
Exhibit D	Form of 2007 Shareholders Agreement
Exhibit E	Form of Officer’s Certificate

REORGANIZATION AGREEMENT (this “Agreement”), dated as of July 13, 2007, among GENPACT LIMITED, an exempted limited company organized under the laws of Bermuda (the “Company”), GENPACT GLOBAL (LUX) S.A.R.L., a Luxembourg société à responsabilité limiteé (“GGL”), GENPACT GLOBAL HOLDINGS SICAR S.A.R.L., a Luxembourg société à responsabilité limiteé qualifying as a Société d’investissment en capital à risque (“GGH”), GE CAPITAL INTERNATIONAL (MAURITIUS), a Mauritius corporation (“GECIM”), GE CAPITAL (MAURITIUS) HOLDINGS LTD., a Mauritius limited company (“GECM”), GENERAL ATLANTIC PARTNERS (BERMUDA), L.P., a Bermuda exempt limited partnership (“GAP Bermuda”), GAP-W INTERNATIONAL, L.P., a Bermuda exempted limited partnership (“GAP-W”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAPCO GMBH & CO. KG, a German limited partnership (“GAPCO”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAPCO III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAPCO IV”), OAK HILL CAPITAL PARTNERS (BERMUDA) L.P., a Bermuda limited partnership (“OH Bermuda”), OAK HILL CAPITAL MANAGEMENT PARTNERS (BERMUDA), L.P., a Bermuda limited partnership (“OH Management”), OAK HILL CAPITAL PARTNERS II (CAYMAN) L.P., a Cayman Islands limited partnership (“OH Cayman 1”), OAK HILL CAPITAL PARTNERS II (CAYMAN II) L.P., a Cayman Islands Limited Partnership (“OH Cayman 2”), OAK HILL CAPITAL MANAGEMENT PARTNERS II (CAYMAN), L.P. (“OHCP2”), GENPACT INVESTMENT CO. (LUX) SICAR S.A.R.L., a Luxembourg société à responsabilité limiteé (“GICo”), and WIH HOLDINGS, a Mauritius company (all such entities other than the Company, GGL and GGH are hereinafter collectively referred to as the “Shareholder Parties”).

W I T N E S S E T H:

WHEREAS, in order to effectuate an initial public offering and for other corporate purposes, the board of directors of GGH has resolved to effectuate a reorganization of the business of GGH in Bermuda by causing GGH and GGL to become subsidiaries of the Company through the share exchange contemplated herein, and to cause the other transactions contemplated herein; and

WHEREAS, the Shareholder Parties wish to effectuate such reorganization; and

WHEREAS, each of the GGH Shareholders (as defined herein) and the GGL Shareholders (as defined herein) desires to exchange the respective numbers of GGH Shares and GGL Shares (as defined herein) set forth opposite the name of such GGH Shareholder or GGL Shareholder in Schedule I and II hereto for Company Shares (as defined herein); and

WHEREAS, in exchange for such GGH Shares and GGL Shares, the Company desires to issue to the GGH Shareholders and the GGL Shareholders Company Shares in accordance with the terms of this Agreement; and

WHEREAS, the Big Share Exchange together with the Fiduciary Share Exchange is intended to be a transaction described in Section 351 of the Code and the share exchange between the Company, on the one hand, and the GGL Shareholders, on the other hand, as part of the Big Share Exchange may be a transaction described in Section 368(a) of the Code; and

WHEREAS, the boards of directors of GGL and GGH have resolved to effect the Migration (as defined herein) of each of GGL and then of GGH from Luxembourg to Bermuda immediately following consummation of the Big Share Exchange; and

WHEREAS, the Migration of GGL is intended to be a transaction described in Section 368(a)(1)(F) of the Code; and

WHEREAS, the boards of directors of each of the Company, GGH and GGL have resolved to effectuate the Little Share Exchange (as defined herein) immediately following completion of the Migrations;

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

“Agreement” shall have the meaning set forth in the recitals.

“Amendment to the Tax Matters Agreement” shall mean the Amendment to the Tax Matters Agreement to be entered into by GECIM, GICo and GGH (as the same may be amended, supplemented or modified from time to time) concurrently with the closing of the Big Share Exchange and dated as of the date of the Closing, in substantially the form attached as Exhibit A to this Agreement.

“Applicable Law” shall mean all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement between the Company and GGH, a form of which is attached as Exhibit B to this Agreement.

“Big Share Exchange” shall mean the share exchange between the Company, on the one hand, and the GGL Shareholders and the GGH Shareholders, on the other hand, contemplated by Article II of this Agreement.

“BMA Consent” shall mean the approval by the Bermuda Monetary Authority to the issuance of Company Shares to the Shareholders.

“Bye-laws” shall mean the bye-laws of the Company in substantially the form set forth in Exhibit C hereto.

“Closing” shall mean the closing of the Big Share Exchange, the Redemption and the other transactions provided for in Section 3.01 hereof.

“Closing Date” shall mean the date and time of the Closing as set forth in Section 4.01 hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the recitals.

“Company Shares” shall mean the common shares of the Company, par value US$0.01 per share.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fiduciary” shall mean Sal. Oppenheim jr. & Cie. S.C.A. (formerly known as Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A.).

“Fiduciary Share Exchange” shall mean the exchange by the Fiduciary of the GGH Common Shares it holds in exchange for Company Shares in accordance with the terms of the Fiduciary Share Exchange Agreement.

“Fiduciary Share Exchange Agreement” shall mean the agreement between the Fiduciary, the Company and GGH, dated as of the date hereof, providing for the Fiduciary Share Exchange.

“GAP Entities” shall mean GAP Bermuda, GAP-W, GapStar, GAPCO, GAPCO III and GAPCO IV.

“GGH” shall have the meaning set forth in the recitals.

“GGH Articles of Association” shall mean the articles of association of GGH.

“GGH Common Shares” shall mean the outstanding shares of common stock issued by GGH with a nominal par value of US$31.

“GGH Preferred Shares” shall mean the GGH Series A Preferred Shares and the GGH Series B Preferred Shares.

“GGH Series A Preferred Shares” shall mean the outstanding shares of Series A Preferred Stock issued by GGH with a nominal par value of US$31, the terms of which are set forth in the GGH Articles of Association.

“GGH Series B Preferred Shares” shall mean the outstanding shares of Series B Preferred Stock issued by GGH with a nominal par value of US$31, the terms of which are set forth in the GGH Articles of Association.

“GGH Shareholders” shall mean the shareholders of GGH (other than GGL) named in Schedule II hereto.

“GGH Shares” shall mean the GGH Common Shares and the GGH Preferred Shares.

“GGL” shall have the meaning set forth in the recitals.

“GGL Articles of Association” shall mean the articles of association of GGL.

“GGL Common Shares” shall mean the outstanding shares of common stock issued by GGL with a nominal par value of US$31.

“GGL Preferred Shares” shall mean the GGL Series A Preferred Shares and the GGL Series B Preferred Shares.

“GGL Series A Preferred Shares” shall mean the outstanding shares of Series A Preferred Stock issued by GGL with a nominal par value of US$31, the terms of which are set forth in the GGL Articles of Association.

“GGL Series B Preferred Shares” shall mean the outstanding shares of Series B Preferred Stock issued by GGL with a nominal par value of US$31, the terms of which are set forth in the GGL Articles of Association.

“GGL Shareholders” shall mean the shareholders of GGL named in Schedule I hereto.

“GGL Shares” shall mean the GGL Common Shares and the GGL Preferred Shares.

“GICo” shall have the meaning set forth in the recitals.

“GICo Shareholder Parties” shall mean GICo, the GAP Entities and the OH Entities.

“GICo Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement, dated September 9, 2005, by and among GICo and the shareholders listed on the signature pages thereto.

“Government Authority” shall mean the government of any sovereign nation or any political subdivision thereof, whether Federal, state municipal or local, and any agency, authority, instrumentality, regulatory or self-regulatory body, court, or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

“Initial Company Share” shall mean that certain share of the Company of par value US$1 allotted and issued to, and subscribed by, GGH on March 30, 2007.

“IPO” shall mean the initial public offering of Company Shares which is registered under the Securities Act.

“Liens” shall have the meaning given to such term in Article II hereof.

“Little Share Exchange” shall mean the share exchange by the Company of GGH Shares for GGL Common Shares, following completion of the Migrations, as contemplated by Section 3.03 hereof.

“Luxembourg Capital Duty” shall mean any capital duty that may be owed under the law of the Grand-Duchy of Luxembourg of 29 December 1971 concernant l’impôt frappant les rassemblements de capitaux or similar legislation.

“Migration” shall mean, with respect to GGH or GGL, the transfer of the registered office of such company together with its principal establishment and place of incorporation from Luxembourg to Bermuda following consummation of the Big Share Exchange, as contemplated in Section 3.02 hereof.

“OH Entities” shall mean OH Bermuda, OH Management, OH Cayman 1, OH Cayman 2 and OHCP2.

“Redemption” shall mean the redemption by the Company of the Initial Company Share held by GGH.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shareholder Parties” shall have the meaning set forth in the recitals.

“Shareholders” shall mean the GGL Shareholders and the GGH Shareholders.

“Tax Matters Agreement” shall mean the Tax Matters Agreement, dated as of December 30, 2004, among GECIM, GICo and GGH (as amended, supplemented or modified from time to time).

“Transactions” shall mean the Big Share Exchange, the Fiduciary Share Exchange, the Redemption, the Migrations, the Little Share Exchange, the execution and delivery of this Agreement, the Assignment and Assumption Agreement and the Amendment to the Tax Matters Agreement and the adoption of the Bye-laws.

“Underwriting Agreement” shall mean the Underwriting Agreement to be entered into by the Company and the underwriters in connection with the IPO.

“US$” shall mean United States Dollars, the lawful currency of the United States of America.

“2005 Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement, dated as of December 16, 2005, among GGH, GGL and the other parties listed on the signature pages thereto (as amended, supplemented or modified from time to time, including, without limitation, as modified by Section 9.01 hereof).

“2007 Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement to be entered into by the Company, GGH, GGL and the Shareholder Parties (as the same may be amended, supplemented or modified from time to time) concurrently with the closing of the IPO, in substantially the form attached as Exhibit D to this Agreement and which shall supersede the 2005 Shareholders Agreement.

“2007 Omnibus Plan” shall mean the 2007 Omnibus Incentive Compensation Plan of the Company.

ARTICLE II

The Big Share Exchange

On the Closing Date, and upon the terms and subject to the conditions set forth herein:

(a)           each of the GGL Shareholders shall transfer and deliver to the Company, free and clear of all liens, security interests, claims, charges and encumbrances of any kind (“Liens”), the number of GGL Shares set forth opposite each such GGL Shareholder’s name in Schedule I hereto.  For such purpose, each of the GGL Shareholders and the Company agree that such transfers shall be deemed consummated and be effective as of the Closing Date and each of the GGL Shareholders and the Company jointly empower any lawyer of Allen & Overy Luxembourg, and any manager or officer of GGL, acting individually under his/her sole signature, to proceed to the registration of such transfers into the register of shares of GGL and to see to any formalities required under Luxembourg law in connection with such transfers, including but not limited to the filing of a notice with the Luxembourg company registry;

(b)           each of the GGH Shareholders shall transfer and deliver to the Company, free and clear of all Liens, the number of GGH Common Shares set forth opposite each such GGH Shareholder’s name in Schedule II hereto.  For such purpose, each of the GGL Shareholders and the Company agree that such transfers shall be deemed consummated and be effective as of the Closing Date and each of the GGH Shareholders and the Company jointly empower any lawyer of Allen & Overy Luxembourg, and any manager or officer of the GGH, acting individually under his/her sole signature, to proceed to the registration of such transfers into the register of shares of GGH and to see to any formalities required under Luxembourg law in connection with such transfers, including but not limited to the filing of a notice with the Luxembourg company registry; and

(c)           the Company shall allot, issue and deliver to each GGL Shareholder and GGH Shareholder, and each of the GGL Shareholders and the GGH Shareholders shall subscribe for, the number of Company Shares set forth opposite each such GGL Shareholder’s name in Schedule I hereto and each such GGH Shareholder’s name in Schedule II hereto, as the case may be, and, if requested by any of the Shareholders in writing, the Company shall deliver to each such Shareholder a duly executed share certificate in respect of the Company Shares owned by such Shareholder.

ARTICLE III

The Other Transactions

SECTION 3.01.  Redemption, Fiduciary Share Exchange, Assignment and Assumption Agreement, Amendment to Tax Matters Agreement.  On the Closing Date, concurrently with the consummation of the Big Share Exchange set forth in Article II:

(a)           the Company and GGH shall effectuate the Redemption;

(b)           the Company, GGH and the Fiduciary shall consummate the Fiduciary Share Exchange;

(c)           the Company and GGH shall execute and deliver the Assignment and Assumption Agreement, and the transactions contemplated in the Assignment and Assumption Agreement shall be effected; and

(d)           GICo, GECIM and GGH shall execute and deliver the Amendment to the Tax Matters Agreement.

SECTION 3.02.  Migrations.  Immediately following consummation of the Big Share Exchange, the parties hereto agree to take all necessary and appropriate actions to effectuate the Migrations.  The parties hereto agree and understand that the Migration of GGL shall precede the Migration of GGH.

SECTION 3.03.  Little Share Exchange.  Immediately following completion of the Migrations, the Company and GGL shall effectuate the Little Share Exchange.

SECTION 3.04.  2007 Shareholders Agreement.  Immediately following consummation of the IPO, the Company, GGH, GGL and the Shareholder Parties shall enter into the 2007 Shareholders Agreement.  In the event that the IPO is not consummated on or prior to September 30, 2007, the parties agree and undertake to negotiate in good faith amendments or modifications to the 2005 Shareholders Agreement (as modified by Section 9.01 of this Agreement) to take into account the transactions contemplated in this Agreement.

ARTICLE IV

The Closing

SECTION 4.01.  Place and Date.  The Closing shall take place at the offices of Cravath, Swaine & Moore LLP at 3pm on July 13, 2007 or at such other time and place as shall be mutually agreed to by the parties hereto.

SECTION 4.02.  Closing Actions.  On the Closing Date, the parties hereto shall, subject to the terms and conditions of this Agreement, consummate the actions set forth in Article II and Section 3.01.

ARTICLE V

Representations and Warranties

SECTION 5.01.  Representations and Warranties of the Shareholder Parties.  Each Shareholder Party represents and warrants to the Company, as of the date of this Agreement and the Closing Date, as follows:

(a)           Corporate Organization.  It is duly formed, validly existing and in good standing, to the extent applicable, under the laws of the jurisdiction it was formed with full power and authority to conduct its business.

(b)           Title to GGL Shares and GGH Common Shares.  It or, in the case of the GICo Shareholder Parties, GICo is the registered owner, within the meaning of Rule 13d-3 under the Exchange Act, of the GGL Shares and the GGH Common Shares, as the case may be, set forth opposite such Shareholder’s name in Schedule I or Schedule

II, respectively, and has good title to such GGL Shares and GGH Common Shares, free and clear of all Liens.

(c)           Authority.  It or, in the case of the GICo Shareholder Parties, GICo has full right, power and authority to transfer and deliver to the Company the full legal and beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, in GGL Shares and the GGH Common Shares, as the case may be, to be exchanged by it pursuant to this Agreement and to consummate the Big Share Exchange.  It or, in the case of the GICo Shareholder Parties, GICo has duly authorized the execution and delivery of this Agreement and the 2007 Shareholders Agreement, the performance by it of the terms hereof and the consummation of the Big Share Exchange.  This Agreement and, upon execution and delivery thereof, the 2007 Shareholders Agreement will be, the legal valid and binding obligation of it or, in the case of the GICo Shareholder Parties, GICo enforceable against it or, in the case of the GICo Shareholder Parties, GICo in accordance with its terms.

(d)           Approvals.  No action, consent or approval by, or filing with, any Government Authority is required in connection with the execution and delivery by it of this Agreement or the 2007 Shareholders Agreement, the performance by it of the terms hereof or the consummation by it (if a party to the Big Share Exchange) of the Big Share Exchange.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the 2007 Shareholders Agreement, the performance by it of the terms hereof and the consummation by it (if a party to the Big Share Exchange) of the Big Share Exchange, will not violate or conflict with any provision of its memorandum of association, articles of association, charter or bylaws, as applicable, any Applicable Law or any agreement or other instrument binding upon it that is material to it.

(f)            Shareholders Agreements.  To the best of its knowledge, there are no voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to voting or dividend rights with respect to the GGL Shares or GGH Common Shares owned by it or, in the case of the GICo Shareholder Parties, GICo, or otherwise granting any person any right in respect of such GGL Shares or GGH Common Shares, as the case may be, except for the GICo Shareholders Agreement, the 2005 Shareholders Agreement and, upon execution and delivery thereof, the 2007 Shareholders Agreement .

(g)           Litigation.  There is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Authority now pending, or threatened, against or relating to it which would adversely affect its ability (if a party to the Big Share Exchange) to consummate the Big Share Exchange.

(h)           Brokers and Finders.  Neither it nor any officer, director or employee of it has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Big Share Exchange.

(i)            Knowledge and Experience.  It is a sophisticated investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Company Shares, such that it is capable of evaluating the merits and risks of investments in the Company Shares, and is able to bear the economic risks of such an investment.  It understands that an investment in the Company Shares involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  It has had access to such financial and other information concerning the Company as it deemed necessary or appropriate in order to make an informed investment decision with respect to the exchange of the GGL Shares or GGH Common Shares, as the case may be, owned by it or, in the case of the GICo Shareholder Parties, GICo, for Company Shares.

(j)            Nature of Exchange.  Except for any sales pursuant to the Underwriting Agreement, it or, in the case of the GICo Shareholder Parties, GICo is exchanging such Shareholder’s GGL Shares or GGH Common Shares, as the case may be, for Company Shares for investment (for its own benefit and, in case of GICo, the benefit of the GAP Entities and the OH Entities, as the case may be), and not with a view to the resale or distribution of the Company Shares or any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same.  It acknowledges and understands that the Company Shares may only be transferred or sold pursuant to a registration under the Securities Act and/or applicable state securities or blue sky laws or an available exemption from such registration.  It will comply, or, in the case of the GICo Shareholder Parties, GICo will comply, with all applicable federal and state securities laws in connection with any resale or transfer of the Company Shares and will not, or, in the case of the GICo Shareholder Parties, GICo will not, sell or transfer any of the Company Shares except in compliance with the provisions of the Securities Act and/or applicable state securities or blue sky laws.

(k)           Accredited Investor.  It or, in the case of the GICo Shareholder Parties, GICo is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

SECTION 5.02.  Representations and Warranties of the Company

The Company represents and warrants to each Shareholder Party, as of the date of this Agreement and the Closing Date, as follows:

(a)           Corporate Organization.  The Company is duly formed, validly existing and in good standing, to the extent applicable, under the laws of Bermuda with full power and authority to conduct its business.

(b)           Capitalization.  As of the Closing Date, the authorized capital stock of the Company consists of 500,000,000 Company Shares and 250,000,000 undesignated shares of par value US$0.01 each.  The Company Shares are duly authorized and will, when issued in connection with the Big Share Exchange in exchange for GGH Shares or GGL Shares, be fully paid and nonassessable and not issued in violation of or, prior to the consummation of the Assignment and Assumption Agreement and the effectiveness of the 2007 Omnibus Plan, subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act 1981, the certificate of incorporation or the Bye-laws or any agreement to which the Company is a party or otherwise bound.  Except as set forth in the preceding sentence, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Shares other equity interests in, or any security convertible or exercisable for or exchangeable into Company Shares or other equity interest in the Company or (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Shares other than as contemplated by this Agreement.

(c)           Authority of the Company.  The Company has full right, power and authority to execute and deliver this Agreement and the 2007 Shareholders Agreement, to issue and deliver to each of the Shareholders the Company Shares set forth opposite the name of such Shareholder in Schedule I and Schedule II, as the case may be, pursuant to this Agreement and to consummate the Big Share Exchange.  The Company has duly authorized the execution and delivery of this Agreement and the 2007 Shareholders Agreement, the performance by it of the terms hereof and the consummation of the Big Share Exchange.  This Agreement and, upon execution and delivery thereof, the 2007 Shareholders Agreement will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

(d)           Approvals.  Except for obtaining BMA Consent, no action, consent or approval by, or filing with, any Government Authority is required in connection with the execution and delivery by it of this Agreement or the 2007 Shareholders Agreement, the performance by it of the terms hereof or the consummation by it of the Big Share Exchange.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the 2007 Shareholders Agreement, the performance by it of the terms hereof and the consummation by it of the Big Share Exchange, will not violate or conflict with any provision of its memorandum of association or the Bye-laws, any Applicable Law or any agreement or other instrument binding upon it that is material to it.

ARTICLE VI

Certain Covenants

SECTION 6.01.  Bye-laws.  On or immediately after the Closing Date, the Company shall adopt the Bye-laws.

SECTION 6.02.  Additional Actions.  Each of the Shareholder Parties hereby agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper and advisable under Applicable Laws to consummate and make effective the Transactions and to reasonably cooperate in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any required approval from all Governmental Authorities, including but not limited to the obtaining of BMA Consent, and all third parties as may be required in connection with the consummation of the Transactions.

ARTICLE VII

Conditions Precedent

SECTION 7.01.  Conditions Precedent to Obligations of the Company.  Notwithstanding any other provisions of this Agreement , the obligation of the Company to consummate the Big Share Exchange, the Redemption, the Fiduciary Share Exchange and to enter into the Assignment and Assumption Agreement, as set forth in Article II and Section 3.01, shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Company:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of each of the Shareholder Parties contained in this Agreement or in any certificate or other written instrument delivered to the Company pursuant hereto shall, when made and at and as of the Closing, be true and correct in all material respects.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Shareholder Parties on or before the Closing shall have been performed or complied with.

(c)           Legal Proceedings.  There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) in the reasonable view of the Company has a reasonable probability of success on the merits and (ii) seeks to restrain, prohibit or invalidate the Company’s entering into, or the performance by the Company of the Big Share Exchange or the other Transactions.

(d)           Consents and Approvals.  The BMA Consent shall have been obtained, and the BMA Consent shall be in form and substance reasonably satisfactory to the Company.

(e)           Closing Deliverables.  The Shareholder Parties or, in the case of the GICo Shareholder Parties, GICo shall have delivered to the Company:

(i) appropriate corporate documents authorizing the Transactions to which it is a party; and

(ii) an Officer’s certificate of each of GICo, GECIM, GECM and WIH Holdings in the form attached hereto as Exhibit E.

SECTION 7.02.  Conditions Precedent to Obligations of the Shareholder Parties.  Notwithstanding any other provision of this Agreement, the obligations of each of the Shareholder Parties to consummate the Big Share Exchange and, in the case of GECIM and GICo, to enter into the Tax Matters Amendment, as set forth in Article II and Section 3.01, shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by any of the Shareholder Parties:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of the Company contained in this Agreement or in any certificate or written instrument delivered to any of the Shareholder Parties pursuant hereto shall, when made at and as of the Closing, be true and correct in all material respects.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or before the Closing shall have been performed or complied with.

(c)           Legal Proceedings.  There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) in the reasonable view of any of the Shareholder Parties has a reasonable probability of success on the merits and (ii) seeks to restrain, prohibit or invalidate any of the Shareholder Parties from entering into, or the performance by each of the Shareholder Parties of the Big Share Exchange.

(d)           Closing Deliverables.  The Company shall have delivered to the Shareholder Parties:

(i) appropriate corporate documents authorizing the Transactions to which it is a party; and

(ii) an Officer’s certificate in the form attached hereto as Exhibit E; and

(iii) an opinion of Appleby, Bermuda counsel for the Company, in form and substance satisfactory to the Shareholder Parties, substantially to the effect that the Company has been duly incorporated and is validly existing as an exempted limited company under the laws of Bermuda, this Agreement has been duly authorized, executed and delivered by the Company, the Company Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

ARTICLE VIII

Luxembourg Capital Duty Indemnification

SECTION 8.01.  Tax Indemnification.  Subject to Section 8.03(b), from and after the Closing, GECIM, the GAP Entities and the OH Entities shall indemnify and hold harmless the Company from and against any and all actual losses, claims, damages, liabilities, fines, penalties and fees and expenses (including reasonable fees and out-of-pocket expenses of legal counsel to the Company) in connection with or as a result of all liability for any Luxembourg Capital Duty payable by GGL for all taxable periods (or portions thereof) ending on or before the Closing Date.

SECTION 8.02.  Survival.  Notwithstanding anything to the contrary in this Agreement, the obligations of GECIM, the GAP Entities and the OH Entities under this Article VIII will survive the Transactions, the enforcement, amendment or waiver of any provision of this Agreement.

SECTION 8.03.  Payment, Limitations and Contest.  (a) Any indemnity payment required to be made by GECIM, the GAP Entities and the OH Entities pursuant to this Article VIII shall be paid to the Company within five business days after the Company makes written demand therefore, but in no event more than ten business days prior to the date on which the Luxembourg Capital Duty would be due.

(b)           All obligations under this Article VIII shall be several only and not joint, it being understood that each of GECIM, the GAP Entities and the OH Entities shall be liable for one third of any indemnity payment required to be made under this Article VIII.

(c)           The Company shall notify and consult with each indemnifying party under this Article VIII regarding any claim by the relevant Governmental Authority of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim in respect of any Luxembourg Capital Duty subject to indemnification under Section 8.01.

ARTICLE IX

Miscellaneous

SECTION 9.01.  2005 Shareholders Agreement.  Subject to Section 3.04, the parties agree that, from the Closing Date until the date of the execution and delivery of the 2007 Shareholders Agreement, the provisions of the 2005 Shareholders Agreement shall be deemed to be modified and shall apply mutatis mutandis to reflect the transactions contemplated by this Agreement.

SECTION 9.02.  Survival of Warranties.  The covenants, agreements, representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

SECTION 9.03.  Amendment and Waiver.  This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the parties hereto.  Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

SECTION 9.04.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

SECTION 9.05.  Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be given in the manner and at the address for notices set forth in Section 6.02 of the 2005 Shareholders Agreement.

SECTION 9.06.  Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

SECTION 9.07.  Entire Agreement.  This Agreement and the schedules, exhibits and other documents and agreements referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

SECTION 9.08.  No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, claims, liabilities, causes of action or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.09.  Expenses.  Each of the parties hereto shall pay its own costs and expenses incurred in connection with this Agreement and the Transactions, including the fees and expenses of counsel, irrespective of when incurred.

SECTION 9.10.  Applicable Law and Jurisdiction; Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.05.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

SECTION 9.12.  Article and Section Headings.  The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 9.13.  Specific Enforcement.  The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

SECTION 9.14.  Severability.  Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

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IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

GENPACT LIMITED

By:
Name: Victor Guaglianone
Title: Senior Vice President and
General Counsel

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.

By:
Name: Victor Guaglianone
Title: Senior Vice President and
General Counsel

GENPACT GLOBAL (LUX) S.A.R.L.

By:
Name: Victor Guaglianone
Title: Senior Vice President and
General Counsel

[Signature Page to the Reorganization Agreement]

GE CAPITAL INTERNATIONAL (MAURITIUS)

By:
Name:
Title:

GE CAPITAL (MAURITIUS) HOLDINGS LTD.

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

OAK HILL CAPITAL PARTNERS (BERMUDA), L.P.

By:	OHCP GenPar (Bermuda), L.P., its General Partner

By:	OHCP MGP Partners (Bermuda), L.P., its General Partner

By:	OHCP MGP (Bermuda), Ltd., its General Partner

By:
Name:
Title:

OAK HILL CAPITAL MANAGEMENT PARTNERS (BERMUDA), L.P.

By:	OHCP GenPar (Bermuda), L.P., its General Partner

By:	OHCP MGP Partners (Bermuda), L.P., its General Partner

By:	OHCP MGP (Bermuda), Ltd., its General Partner

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

OAK HILL CAPITAL PARTNERS II (CAYMAN), L.P.

By:	OHCP GenPar II (Cayman), L.P., its General Partner

By:	OHCP MGP Partners II (Cayman), L.P., its General Partner

By:	OHCP MGP II (Cayman), Ltd., its General Partner

By:
Name:
Title:

OAK HILL CAPITAL PARTNERS II (CAYMAN II), L.P.

By:	OHCP GenPar II (Cayman), L.P., its General Partner

By:	OHCP MGP Partners II (Cayman), L.P., its General Partner

By:	OHCP MGP II (Cayman), Ltd., its General Partner

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

OAK HILL CAPITAL MANAGEMENT PARTNERS II (CAYMAN), L.P.

By:	OHCP GenPar II (Cayman), L.P., its General Partner

By:	OHCP MGP Partners II (Cayman), L.P., its General Partner

By:	OHCP MGP II (Cayman), Ltd., its General Partner

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By:	GAP (BERMUDA) LIMITED, its General Partner

By:
Name: Matthew Nimetz
Title: Vice-President

GAP-W INTERNATIONAL, L.P.

By:	GAP (BERMUDA) LIMITED, its General Partner

By:
Name: Matthew Nimetz
Title: Vice-President

GAPSTAR, LLC

By:	GENERAL ATLANTIC PARTNERS, LLC, its Sole Member

By:
Name: Matthew Nimetz
Title: Managing Member

[Signature Page to the Reorganization Agreement]

GAP COINVESTMENTS III, LLC

By:
Name: Matthew Nimetz
Title: Managing Member

GAP COINVESTMENTS IV, LLC

By:
Name: Matthew Nimetz
Title: Managing Member

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:
Name: Matthew Nimetz
Title: Managing Director

[Signature Page to the Reorganization Agreement]

GENPACT INVESTMENT CO. (LUX) SICAR S.À.R.L.

By:
Name: John Monsky
Title: Manager

By:
Name: Denis Nayden
Title: Manager

[Signature Page to the Reorganization Agreement]

WIH HOLDINGS

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

Schedule I

GGL Shareholders

GGL Shareholder	Number of GGL Common Shares to be transferred	Number of GGL Series A Preferred Shares to be transferred	Number of GGL Series B Preferred Shares to be transferred	Number of Company Shares to be received
Genpact Investment Co. (Lux)	300	3,017,346	3,017,346	547 57,396,203 61,886,382
GE Capital International (Mauritius)		1,000		19,022

Schedule II

GGH Shareholders

GGH Shareholder	Number of GGH Common Shares to be transferred	Number of Company Shares to be received
GE Capital (Mauritius) Holdings Ltd.	297,461	53,810,695
WIH Holdings	76,483	13,835,775

Exhibit A

Form of Amendment to Tax Matters Agreement

Exhibit B

Form of Assignment and Assumption Agreement

Exhibit C

Form of By-laws

Exhibit D

Form of 2007 Shareholders Agreement

Exhibit E

Form of Officer’s Certificate